Transocean Ltd. Investor Relations and Corporate Communications

News Release
Analyst Contacts:	Thad Vayda
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:	Pam Easton	FOR RELEASE:	May 6, 2015
+1 713-232-7647

TRANSOCEAN LTD. REPORTS FIRST QUARTER 2015 RESULTS

•	Revenues were $2.043 billion, compared with $2.237 billion in the fourth quarter of 2014;

•	Operating and maintenance expenses were $1.084 billion, down from $1.310 billion in the prior period;

•	Adjusted net income was $398 million, or $1.10 per diluted share, which excludes net unfavorable items;

•
Net loss attributable to controlling interest was $483 million, or $1.33 per diluted share, including $881 million of net unfavorable items, versus the comparable fourth quarter net loss of $739 million, or $2.04 per diluted share, including $1.083 billion of net unfavorable items;

•	The Annual Effective Tax Rate(1) was 25.8 percent, down from 26.5 percent in the prior quarter;

•	Cash flows from operating activities were $526 million, down sequentially from $566 million;

•
Fleet revenue efficiency(2) was 95.9 percent, compared to 95.3 percent in the fourth quarter of 2014. Revenue efficiency on ultra-deepwater rigs was 97.2 percent, up from 95.4 percent in the prior quarter;

•	Fleet utilization(3) was 79 percent, up from 73 percent in the fourth quarter of 2014; and

•	Contract backlog was $19.9 billion as of the April 16, 2015, Fleet Status Report.

ZUG, SWITZERLAND-May 6, 2015-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today reported a net loss attributable to controlling interest for the three months ended March 31, 2015 of $483 million, or $1.33 per diluted share. First quarter 2015 results included net unfavorable items of $881 million, $2.43 per diluted share, as follows:

•	$481 million, or $1.34 per diluted share, associated with an impairment of the Deepwater Floater asset group;

•	As previously announced, $393 million, or $1.07 per diluted share, in impairments of assets classified as held for sale;

•	$5 million, or $0.01 per diluted share, in costs related to one-time termination benefits; and

•	$2 million, or $0.01 per diluted share, primarily associated with discontinued operations and other items.
After consideration of these net unfavorable items, first quarter adjusted net income was $398 million, or $1.10 per diluted share.
For the three months ended March 31, 2014, the company reported net income attributable to controlling interest of $456 million, or $1.25 per diluted share, which included net unfavorable items of $64 million, or $0.18 per diluted share. After consideration of these net unfavorable items, adjusted net income was $520 million, or $1.43 per diluted share.
Revenues for the three months ended March 31, 2015 decreased $194 million sequentially to $2.043 billion due primarily to reduced activity associated with stacked and idle rigs, and asset disposals, partly offset by fewer out-of-service days.
Operating and maintenance expenses decreased $226 million sequentially to $1.084 billion. The decrease was mainly associated with the company’s onshore and offshore cost reduction initiatives including the optimization of maintenance and out-of-service costs, asset disposals, and stacking of rigs.
General and administrative expenses decreased $16 million from the prior quarter to $46 million due primarily to the company’s cost reduction initiatives and certain costs incurred in the fourth quarter of 2014 that were not repeated in the first quarter.
Due primarily to the asset impairments and favorable changes in estimates related to prior years’ tax liabilities, Transocean’s first quarter 2015 Effective Tax Rate(4) was (21.6) percent, compared with (1.3) percent in the fourth quarter of 2014. Transocean’s Annual Effective Tax Rate for the first quarter of 2015 was 25.8 percent, compared with the full year 2014 Annual Effective Tax Rate of 18.7 percent. The increase was due partly to the overall level of pre-tax income and to U.K. legislation associated with bareboat charter payments to affiliates. The Annual Effective Tax Rate excludes the effect of the impairments.
Interest expense, net of amounts capitalized, was $116 million in the first quarter of 2015, down from $123 million in the prior quarter. Interest income was $6 million, compared with $8 million in the fourth quarter of 2014. Capitalized interest was $26 million, compared with $24 million in the prior quarter.
Cash flows from operating activities decreased $40 million from the fourth quarter of 2014 to $526 million.
Capital expenditures decreased $117 million sequentially to $201 million due primarily to lower project costs on the existing fleet.
Non-GAAP Financial Measures

All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as “possible,” “intend,” “will,” “if,” “expect” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in tax estimates, impairment of goodwill, asset impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, capital markets and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2014, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.
Conference Call Information

Transocean will conduct a teleconference starting at 9:30 a.m. EDT, 3:30 p.m. CEST, on Thursday, May 7, 2015, to discuss the results. To participate, dial +1 913-312-1376 and refer to confirmation code 3397826 approximately 10 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean’s website, www.deepwater.com, by selecting “Investor Relations/Overview.” Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found by selecting “Investor Relations/Financial Reports.”
A replay of the conference call will be available after 12:30 p.m. EDT, 6:30 p.m. CEST, on May 7, 2015. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 3397826. The replay will also be available by on the company’s website.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.
Transocean owns or has partial ownership interests in, and operates a fleet of 65 mobile offshore drilling units consisting of 41 high-specification floaters (ultra-deepwater, deepwater and harsh environment drilling rigs), 14 midwater floaters and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.
For more information about Transocean, please visit: www.deepwater.com.
Notes
(1) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”
(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”
(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage. See the accompanying schedule entitled “Utilization.”
(4) Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended March 31,
	2,015	2,014
Operating revenues
Contract drilling revenues	$2,000	$2,292
Other revenues	43	47
	2,043	2,339
Costs and expenses
Operating and maintenance	1,084	1,269
Depreciation	291	273
General and administrative	46	57
	1,421	1,599
Loss on impairment	(936)	(65)
Loss on disposal of assets, net	(7)	(3)
Operating income (loss)	(321)	672

Other income (expense), net
Interest income	6	10
Interest expense, net of amounts capitalized	(116)	(126)
Other, net	47	(2)
	(63)	(118)
Income (loss) from continuing operations before income tax expense	(384)	554
Income tax expense	83	80
Income (loss) from continuing operations	(467)	474
Loss from discontinued operations, net of tax	(2)	(8)

Net income (loss)	(469)	466
Net income attributable to noncontrolling interest	14	10
Net income (loss) attributable to controlling interest	$(483)	$456

Earnings (loss) per share‑basic
Earnings (loss) from continuing operations	$(1.32)	$1.27
Loss from discontinued operations	(0.01)	(0.02)
Earnings (loss) per share	$(1.33)	$1.25

Earnings (loss) per share‑diluted
Earnings (loss) from continuing operations	$(1.32)	$1.27
Loss from discontinued operations	(0.01)	(0.02)
Earnings (loss) per share	$(1.33)	$1.25

Weighted‑average shares outstanding
Basic	363	361
Diluted	363	361

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	March 31, 2015	December 31, 2014

Assets
Cash and cash equivalents	$2,682	$2,635
Accounts receivable, net of allowance for doubtful accounts of $14 at March 31, 2015 and December 31, 2014	1,964	2,120
Materials and supplies, net of allowance for obsolescence of $112 and $109 at March 31, 2015 and December 31, 2014, respectively	807	818
Assets held for sale	23	25
Deferred income taxes, net	157	161
Other current assets	210	242
Total current assets	5,843	6,001

Property and equipment	26,740	28,516
Less accumulated depreciation	(6,174)	(6,978)
Property and equipment, net	20,566	21,538
Other assets	696	874
Total assets	$27,105	$28,413

Liabilities and equity
Accounts payable	$619	$784
Accrued income taxes	217	131
Debt due within one year	1,024	1,033
Other current liabilities	1,313	1,822
Total current liabilities	3,173	3,770

Long‑term debt	8,996	9,059
Deferred income taxes, net	152	237
Other long‑term liabilities	1,263	1,354
Total long‑term liabilities	10,411	10,650

Commitments and contingencies
Redeemable noncontrolling interest	11	11

Shares, CHF 15.00 par value, 396,260,487 authorized, 167,617,649 conditionally authorized, 373,830,649 issued at March 31, 2015 and December 31, 2014 and 363,346,369 and 362,279,530 outstanding at March 31, 2015 and December 31, 2014, respectively	5,183	5,169
Additional paid‑in capital	5,806	5,797
Treasury shares, at cost, 2,863,267 held at March 31, 2015 and December 31, 2014	(240)	(240)
Retained earnings	2,866	3,349
Accumulated other comprehensive loss	(414)	(404)
Total controlling interest shareholders’ equity	13,201	13,671
Noncontrolling interest	309	311
Total equity	13,510	13,982
Total liabilities and equity	$27,105	$28,413

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three months ended March 31,
	2,015	2,014
Cash flows from operating activities
Net income (loss)	$(469)	$466
Adjustments to reconcile to net cash provided by operating activities:
Amortization of drilling contract intangibles	(4)	(4)
Depreciation	291	273
Share‑based compensation expense	19	28
Loss on impairment	936	65
Loss on disposal of assets, net	7	3
Loss on disposal of assets in discontinued operations, net	—	10
Deferred income taxes	(98)	(15)
Other, net	12	12
Changes in deferred revenue, net	(39)	(26)
Changes in deferred costs, net	57	38
Changes in operating assets and liabilities	(186)	(714)
Net cash provided by operating activities	526	136

Cash flows from investing activities
Capital expenditures	(201)	(1,131)
Proceeds from disposal of assets, net	7	91
Proceeds from disposal of assets in discontinued operations, net	2	14
Other, net	—	(12)
Net cash used in investing activities	(192)	(1,038)

Cash flows from financing activities
Repayments of debt	(63)	(237)
Proceeds from restricted cash investments	57	107
Deposits to restricted cash investments	—	(20)
Distribution of qualifying additional paid-in capital	(272)	(202)
Distribution to holders of noncontrolling interest	(7)	—
Other, net	(2)	(2)
Net cash used in financing activities	(287)	(354)

Net increase (decrease) in cash and cash equivalents	47	(1,256)
Cash and cash equivalents at beginning of period	2,635	3,243
Cash and cash equivalents at end of period	$2,682	$1,987

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
Contract drilling revenues
High-Specification Floaters:
Ultra-Deepwater Floaters	$932	997	1,197
Deepwater Floaters	219	277	259
Harsh Environment Floaters	261	312	286
Total High-Specification Floaters	1,412	1,586	1,742
Midwater Floaters	429	428	411
High-Specification Jackups	155	149	135
Contract intangible revenue	4	4	4
Total contract drilling revenues	2,000	2,167	2,292

Other revenues
Client reimbursable revenues	42	40	44
Other	1	30	3
Total other revenues	43	70	47
Total revenues	2,043	2,237	2,339

	Average Daily Revenue (1)
	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
High-Specification Floaters:
Ultra-Deepwater Floaters	$535,100	$544,800	$547,000
Deepwater Floaters	342,100	391,100	392,000
Harsh Environment Floaters	531,300	484,000	454,700
Total High-Specification Floaters	491,500	498,300	500,900
Midwater Floaters	343,300	338,500	334,500
High-Specification Jackups	174,400	170,200	162,000
Total	398,300	406,400	413,100

(1) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended
	March 31, 2015	December 31, 2014	March 31, 2014
High-Specification Floaters:
Ultra-Deepwater Floaters	68%	69%	90%
Deepwater Floaters	85%	64%	61%
Harsh Environment Floaters	78%	100%	100%
Total High-Specification Floaters	73%	72%	84%
Midwater Floaters	85%	65%	62%
High-Specification Jackups	99%	95%	84%
Total	79%	73%	78%

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

Revenue Efficiency(3)
Trailing Five Quarters and Historical Data

	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014	FY 2014	FY 2013
Ultra-Deepwater	97.2%	95.4%	91.6%	94%	96.4%	94.3%	89.4%
Deepwater	95.9%	96.3%	93.3%	94.5%	100.5%	96.2%	91%
Harsh Environment Floaters	96.8%	96%	94.7%	95.7%	96.3%	95.7%	96.9%
Midwater Floaters	91.4%	93%	92.2%	97%	91.1%	93.3%	93.5%
High Specification Jackups	99.3%	99%	97%	97.3%	94.5%	97%	97.8%
Total	95.9%	95.3%	92.6%	95%	95.7%	94.7%	91.7%

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Ltd. and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions, except tax rates)

	Three months ended
	March 31,	December 31,	March 31,
	2,014	2,014	2,014

Income from continuing operations before income taxes	$(384)	$(752)	$554
Add back (subtract):
Litigation matters	—	—	3
One-time termination benefits	5	1	1
Loss on impairment of goodwill and other assets	936	1,210	65
Gain on disposal of assets, net	(2)	(6)	—
Loss on retirement of debt	—	8	1
Adjusted income from continuing operations before income taxes	555	461	624

Income tax expense (benefit) from continuing operations	83	10	80
Add back (subtract):
Litigation matters	—	—	1
Loss on impairment of goodwill and other assets	62	48	—
Gain on disposal of assets, net	(1)	(2)	—
Changes in estimates (1)	(1)	66	13
Adjusted income tax expense from continuing operations (2)	$143	$122	$94

Effective Tax Rate (3)	(21.6)%	(1.3)%	14.4%

Annual Effective Tax Rate (4)	25.8%	26.5%	15.1%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended December 31, 2014 includes $36 million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3) Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.
(4) Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Ltd. and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Adjusted Net Income and Adjusted Diluted Earnings Per Share
(in US$ millions, except per share data)

	QTD
	03/31/15
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(483)
Add back (subtract):
One-time termination benefits	5
Loss on impairment of assets	874
Gain on disposal of assets, net	(1)
Loss from discontinued operations	2
Discrete tax items and other, net	1
Net income, as adjusted	$398

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$(1.33)
Add back (subtract):
One-time termination benefits	0.01
Loss on impairment of assets	2.41
Gain on disposal of assets, net	0
Loss from discontinued operations	0.01
Discrete tax items and other, net	0
Diluted earnings per share, as adjusted	$1.10

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/14	12/31/14	09/30/14	09/30/14	06/30/14	06/30/14	03/31/14
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(1,913)	$(739)	$(1,174)	$(2,217)	$1,043	$587	$456
Add back (subtract):
Litigation matters	(12)	0	(12)	(14)	2	0	2
One-time termination benefits	9	1	8	3	5	4	1
Loss on impairment of goodwill and other assets	3,826	1,140	2,686	2,621	65	0	65
(Gain) loss on disposal of assets, net	(2)	(4)	2	3	(1)	(1)	0
Loss on retirement of debt	13	8	5	0	5	4	1
Loss on disposal of assets in discontinued operations	10	0	10	0	10	0	10
Loss (income) from discontinued operations	10	4	6	1	5	7	(2)
Discrete tax items and other, net	(138)	(66)	(72)	(45)	(27)	(14)	(13)
Net income, as adjusted	$1,803	$344	$1,459	$352	$1,107	$587	$520

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$(5.29)	$(2.04)	$(3.24)	$(6.12)	$2.86	$1.61	$1.25
Add back (subtract):
Litigation matters	(0.03)	0	(0.03)	(0.04)	0.01	0	0.01
One-time termination benefits	0.02	0	0.02	0.01	0.01	0.01	0
Loss on impairment of goodwill and other assets	10.53	3.15	7.39	7.22	0.19	0	0.19
(Gain) loss on disposal of assets, net	(0.01)	(0.01)	0.01	0.01	0	0	0

Loss on retirement of debt	0.04	0.02	0.01	0	0.01	0.01	0
Loss on disposal of assets in discontinued operations	0.03	0	0.03	0	0.03		0.03
Loss (income) from discontinued operations	0.03	0.01	0.02	0	0.01	0.02	(0.01)
Discrete tax items and other, net	(0.38)	(0.18)	(0.21)	(0.12)	(0.08)	(0.04)	(0.04)
Diluted earnings per share, as adjusted	$4.94	$0.95	$4.00	$0.96	$3.04	$1.61	$1.43